DEFINITIVE PROXY STATEMENT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Juhl Energy, Inc.
(Name of Registrant as Specified In Its Charter)

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JUHL ENERGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, November 17, 2015

To the Stockholders of Juhl Energy, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Juhl Energy, Inc. (the “Company”) will be held on Tuesday, November 17, 2015, at 10 a.m. Local Time, at offices of the Company at 100 S. Wacker Drive, Suite 1100, Chicago, Illinois 60606, for the purpose of considering and voting upon the following matters:

1.	To elect two (2) Class III directors, for a term of three (3) years to serve until the 2018 annual meeting of stockholders; and

2.	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on October 20, 2015 as the record date for determining those stockholders entitled to receive notice of and to vote at the Meeting and any adjournments or postponements thereof.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. Given space limitations, we would appreciate advance notice if you plan to attend the meeting.

By Order of the Board of Directors,

/s/ Daniel J. Juhl

Daniel J. Juhl

Chairman

Pipestone, Minnesota

October 21, 2015

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

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IMPORTANT

Whether or not you expect to attend the Meeting, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed return envelope. If you grant a proxy, you may revoke it at any time prior to the Meeting or nevertheless vote in person at the Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 17, 2015. This Notice of Annual Meeting, our proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, are available on our website at www.juhlenergy.com.

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JUHL ENERGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, NOVEMBER 17, 2015

PROXY STATEMENT

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Juhl Energy, Inc. of proxies to be voted at our 2015 Annual Meeting of Stockholders to be held on Tuesday, November 17, 2015, at 10 a.m. Local Time at offices of the Company, 100 S. Wacker Drive, Suite 1100, Chicago, Illinois 60606 and at any postponement or adjournment thereof. In this proxy statement, Juhl Energy, Inc. is referred to as the “Company,” “we,” “our” or “us.”

The approximate date that this proxy statement and the enclosed form of proxy are first being sent to our stockholders is October 23, 2015.

Outstanding Securities and Voting Rights

Only holders of record of our common stock at the close of business on October 20, 2015, the record date, will be entitled to notice of and to vote at the Meeting. On that date, we had 36,674,826 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Meeting.

A majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owners.

Voting by Stockholders with Shares Held Directly in Their Names

Stockholders with shares registered directly in their names in the Company’s stock records maintained by its transfer agent, Empire Stock Transfer, Inc. may vote their shares in the following manner:

●	by completing, dating, signing and mailing the accompanying form of proxy in the return envelope provided to 1859 Whitney Mesa Drive, Henderson, NV 89014

●	by completing, dating, signing and faxing your proxy directly to Empire Stock Transfer at (702) 974-1444 or

●	by completing, dating, signing, and emailing your proxy directly to Empire Stock Transfer at rico@empirestock.com

In addition, ballots will be distributed to any stockholder who wants to vote in person at the Meeting.

Voting by Stockholders with Shares Held Through a Bank, Brokerage Firm, or Other Nominee

Stockholders who hold shares through a bank or brokerage firm should refer to the voting instruction form forwarded by their bank or brokerage firm to see which options are available to them. In addition to voting by mail, a number of banks and brokerage firms participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers various voting options. Votes submitted through Broadridge’s program must be received by the deadlines specified therein.

In addition, ballots will be passed out to any stockholder who wants to vote in person at the Meeting. Should you decide to attend the Annual Meeting and vote your shares in person, you MUST obtain a proxy executed in your favor from your bank or brokerage firm for your ballot to be counted.

Voting of Proxies

The persons authorized to vote your shares will vote them as you specify. In the absence of directions, proxies will be voted “FOR” the election of two Class III nominees to the Board named herein. The Board knows of no other business to be brought before the Meeting. If, however, other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

All votes will be tabulated by the Company’s transfer agent, Empire Stock Transfer, Inc., who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A list of the record stockholders entitled to vote at the Meeting will be available at the Company’s offices, 1502 17th Street SE, Pipestone, Minnesota 56164 for a period of ten (10) days prior to the Meeting for examination by any stockholder.

Revocation

If you own common stock of record, you may revoke a previously granted proxy at any time before it is voted by delivering to the Company a written notice of revocation or duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Any stockholder owning common stock in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Meeting.

Costs of Mailing and Solicitation

The Company will bear the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

Adjournment or Postponement of the Meeting

The Meeting may be adjourned or postponed without notice other than by an announcement made at the Meeting, if approved by the holders of a majority of the shares represented and entitled to vote at the Meeting. No proxies voted against approval of any of the proposals will be voted in favor of adjournment or postponement for the purpose of soliciting additional proxies. If we postpone the Meeting, we will issue a press release to announce the new date, time and location of the Meeting.

FORM 15

On September 23, 2015, the Company filed with the SEC a Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934 on Form 15 (“Form 15”). The Form 15 filing will take effect 90 days after the filing of the Form 15; however, the Company’s duty to file periodic and current reports under Section 13(a) of the Exchange Act were suspended immediately upon filing of the Form 15. The reasons for filing Form 15 were generally noted in a press release communicated on the date of filing.

FORMATION OF SPECIAL BOARD COMMITTEE

On October 6, 2015, the Board appointed a Special Committee comprised of the Company’s three independent directors, Mr. Hurley, Mr. Beck and Mr. Templeton, to explore various liquidity options for shareholders including but not limited to a potential repurchase of minority owners’ equity and the fair value for any such possible action. The Company has not set a specific time frame for the Special Committee to reach any conclusions with regard to the evaluation of available alternatives.

BENEFICIAL SECURITY OWNERSHIP

The following table sets forth information regarding the number of shares of our common stock beneficially owned on October 20, 2015 by:

•	each person who is known by us to beneficially own 5% or more of our common stock,

•	each of our directors and executive officers, and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the holders. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name[1]	Number of Shares Beneficially Owned[2]		Percentage of Shares Beneficially Owned[3]
5% Stockholders:
Airdrie Partners I, LP	2,288,898	[4]	6.24%
Trellus Partners LP	5,000,000	[1][1]	13.63%
Executive Officers and Directors:
Daniel J. Juhl	14,500,000	[5]	39%
John P. Mitola	2,808,997	[6]	7.36%
John J. Brand	1,617,994	[7]	4.24%
Edward C. Hurley	130,678	[8]	*
James W. Beck	132,448	[9]	*
Chuck Templeton	224,936	[1][0]	*

All executive officers and directors as a group (6 persons)	19,415,053		47.88%

*Represents less than 1%

(1) Other than the 5% Stockholders listed above, the address of each person is c/o Juhl Energy, Inc., 1502 17th Street SE, Pipestone, Minnesota 56164.

(2) Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after October 20, 2015, by the exercise or conversion of any warrant, stock option or convertible preferred stock. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3) The calculation in this column is based upon 36,674,826 shares of common stock outstanding on October 20, 2015. The 189,604 treasury shares beneficially held by the Company are excluded from the number of shares of common stock outstanding and are not deemed outstanding for purposes of computing the percentages in this column. The shares of common stock underlying warrants and stock options are deemed outstanding for purposes of computing the percentage of the person holding them but are not deemed outstanding for the purpose of computing the percentage of any other person.

(4) The address for Airdrie Partners I, LP is 101 California Street, 13th Floor, San Francisco, CA 94111.

(5) Includes (a) 3,500,000 shares of common stock held by Mr. Juhl (b) 3,500,000 shares of common stock held by Mary Juhl, Mr. Juhl’s spouse, (c) 7,000,000 shares of common stock held by the Juhl Family Limited Partnership, a Delaware limited partnership in which Mr. Juhl is the general partner, and (d) 500,000 shares of common stock issuable upon the exercise of stock warrants exercisable within 60 days.

(6) Includes (a) 1,183,997 shares of common stock held by Mr. Mitola, (b) 125,000 shares of common stock held by the Mitola Family Limited Partnership, a Delaware limited partnership in which Mr. Mitola is the general partner and (c) 1,500,000 shares of common stock issuable upon the exercise of stock warrants exercisable within 60 days.

(7) Consists of 117,994 shares of common stock held in an IRA for the benefit of Mr. Brand and 1,500,000 shares of common stock issuable upon the exercise of stock warrants exercisable within 60 days.

(8) Consists of 30,678 shares of common stock held by Mr. Hurley and 100,000 shares of common stock issuable upon the exercise of stock warrants exercisable within 60 days.

(9) Consists of 32,448 shares of common stock held by Mr. Beck and 100,000 shares of common stock issuable upon the exercise of stock warrants exercisable within 60 days.

(10) Consists of (a) 49,936 shares of common stock held by the Chuck Templeton Living Trust, of which Mr. Templeton is a trustee, and (b) 175,000 shares of common stock issuable upon the exercise of stock warrants exercisable within 60 days.

(11) Information based upon Initial Statement of Beneficial Ownership of Securities on Form 3 filed on August 6, 2014, pursuant to which Trellus Management Company, LLC (as investment adviser to Trellus Partners LP) and Adam Usdan (as controlling principal and chief investment officer of Trellus Management Company, LLC) are identified as indirect beneficial owners of the securities. The address for Trellus Partners LP is 767 Third Avenue, 32nd Floor New York, NY 10017.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Amended and Restated By-Laws, our Board of Directors shall consist of not less than two or more than ten members, with the exact number to be fixed from time to time in accordance with a resolution adopted by a majority of the entire Board of Directors. By resolution, our Board of Directors has fixed the number of directors at five. Our Board of Directors is divided into three classes, designated as Class I, Class II and Class III, who are elected for three-year terms. The terms of the Class III directors, Daniel J. Juhl and James W. Beck, expire at the Meeting.

The following table lists each of our directors, their respective ages and the class in which they serve as of the date of this Proxy Statement:

Name	Age	Class
Daniel J. Juhl	64	Class III (term expiring at 2015 Annual Meeting; nominated for re-election)

James W. Beck	71	Class III (term expiring at 2015 Annual Meeting; nominated for re-election)

Edward C. Hurley	61	Class I (term expiring at 2016 Annual Meeting

Chuck Templeton	47	Class I (term expiring at 2016 Annual Meeting)

John P. Mitola	50	Class II (term expiring at 2017 Annual Meeting)

Nominees for Re-election

The following individuals have been recommended and nominated by the Nominations and Governance Committee of the Board of Directors to serve as directors of Juhl Energy, Inc. as Class III Directors to serve until the annual meeting of stockholders in 2018:

Daniel J. Juhl

James W. Beck

The nominees are current Directors who were elected by a majority of our stockholders and who have been nominated for re-election by our Nominations and Governance Committee and our existing Board. The Class III Directors will be elected to serve until the annual meeting of stockholders in 2018 or until such director’s successor shall have been elected and qualified or until such director’s earlier resignation, removal from office or death.

The nominees have consented to being named in the Proxy Statement and to serve if elected. If, prior to the Meeting, either or both of the nominees should become unable or unwilling to serve, the shares of common stock represented by properly executed and returned proxies will be voted for such person or persons as shall be designated by the Board of Directors.

The following provides information regarding the nominees, including the nominees’ ages, principal occupations, business experience for at least the past five (5) years and directorships in other reporting companies.

Daniel J. Juhl became our Chairman of the Board and Principal Executive Officer on June 24, 2008, and had served as President of Juhl Energy Development since September 2007 and Juhl Energy Services, since January 1989. Mr. Juhl has been involved in the wind power industry for more than 30 years. He has experience in the design, manufacture, maintenance and sale of wind turbines. He also provides consulting services in the wind power industry helping farmers develop wind projects that qualify for Minnesota’s renewable energy production incentives. Mr. Juhl has been involved in the development of about 1,500 megawatts of wind generation in his 30+ years of experience in the field. He has served as the principal technology officer of Next Generation Power Systems, Inc. from October 2005 until the present. He has been the principal consultant for wind energy projects to Edison Capital, John Deere Capital, Vestas, EWT, Suzlon Turbine Manufacturing, and various public and private utilities throughout the United States and Canada. He has appeared before numerous state and federal governmental bodies advocating wind power and community-based energy development on behalf of landowners, farmers and ranchers. Mr. Juhl wrote the popular wind energy reference guidebook, “Harvesting Wind Energy as a Cash Crop.”

Mr. Juhl’s extensive experience in the wind power industry and his specific experience as founder of Juhl Energy Development and Juhl Energy Services, the related companies which are now our wholly-owned subsidiaries, provide the Company with a solid foundation of knowledge about the industry, lends stability to the Company’s position in the industry and makes Mr. Juhl uniquely qualified to serve as CEO and a director of the Company.

James W. Beck became a director of our Company in November 2009, and is a member of our audit committee as of November 2009 of which he currently serves as chair. He is also a member of our compensation committee and our nominations and corporate governance committee. Mr. Beck is a majority owner of Intepro, a company engaged in the development of software for vertical markets having to meet requirements for regulatory compliance, and is a co-owner of EMCllc, a firm engaged in the engineering, design and implementation of energy efficient lighting systems in industrial and commercial applications throughout North America for new construction and retrofit markets. Mr. Beck has previously been involved with companies engaged in the evaluation and implementation of energy usage, alternative energy sources, electrical continuation, and energy conservation. Mr. Beck earned a B.S. degree in business from the University of Minnesota. Mr. Beck serves as a member of the Board of Directors of AIA Insurance Services in Lewiston, Idaho, serves as a member of the Advisory Committee of Summit Academy in Minneapolis, Minnesota and is involved in various other community and civic activities.

The Company’s addition of Mr. Beck as a director was founded upon his expertise in the areas of energy usage and conventional and alternative energy and his practical experience in the application of that knowledge to commercial markets which the Company believes is a valuable asset to its Board.

Continuing Directors

CLASS I DIRECTORS SERVING UNTIL 2016

Edward C. Hurley became a director of our Company in July 2008 following our reverse public offering transaction and is a member of our audit committee as of November 2009. Mr. Hurley also serves on the nominations and governance committee and chairs our compensation committee. Mr. Hurley is a lawyer and regulatory utility consultant in Chicago.

Mr. Hurley dedicated over 16 years of his career at the Illinois Commerce Commission ("ICC") where he served as the agency's chairman, as well as a commissioner and an administrative law judge. During his tenure at the ICC, Mr. Hurley was involved in resolving complex issues impacting Illinois businesses governed by the ICC, including the deregulation of the electric energy markets, the process for procurement of electricity by electric utilities, and mergers and acquisitions of telecommunications, electric, and natural gas utilities. He also served as the Special Director of the Office of Emergency Energy Assistance for the State of Illinois, being responsible for the successful implementation of the "Keep Warm Illinois" and "Keep Cool Illinois" Campaigns that were driven by anticipated increases in the costs of natural gas and electricity.

Mr. Hurley also has been involved in regulatory issues at a national level. While at the ICC, Mr. Hurley was active in the National Association of Regulatory Utility Commissioners, where he served on the board of directors as well as the Water Committee. In these roles, Mr. Hurley gained a national perspective regarding the regulatory requirements imposed upon utilities operating in newly competitive markets. He continues to be an active participant, as well as a guest speaker, at numerous conferences relating to issues impacting businesses that operate in regulated industries, including energy, telecommunications and investor-owned water systems. Most recently, Mr. Hurley was a partner at Foley & Lardner LLP in Chicago.  He began his career representing clients in litigation in private practice and as an Illinois Assistant Attorney General. Mr. Hurley received his J.D. from John Marshall Law School in 1980 and his B.S.B.A. from Marquette University in 1976.

The Company believes that Mr. Hurley’s significant experience in his leadership role at a large public agency in the energy arena adds valuable depth to the Company’s board of directors.

Chuck Templeton became a director of our Company on April 9, 2014. Mr. Templeton is currently the Chairman of Impact Engine, Inc., a venture accelerator for entrepreneurs seeking to address environmental issues or societal challenges, and where he also served as Executive Director from January 2012 until April 2014, and currently serves as a director of Getable, Inc., a director of ThinkCERCA, Inc. and a director at Piece & Co., Inc. Mr. Templeton was the founder of OpenTable.com. From November 2007 to June 2013, Mr. Templeton served as Chairman of the Board of GrubHub, Inc. (NYSE GRUB). Mr. Templeton served as a director of TaskRabbit, Inc. from August 2012 to April 2014 and as a director of I-Go Cars from February 2010 to February 2013.

The Company believes that Mr. Templeton’s focus on environmental issues as well as his demonstrated past success and business acumen is an asset to the Board.

CLASS II DIRECTOR SERVING UNTIL 2017

John P. Mitola became our President and a member of our board of directors on June 24, 2008, and had served in similar positions with Juhl Energy Development since April 2008. Mr. Mitola has more than 20 years of experience in the energy and environmental industries, real estate development, venture capital, engineering and construction. He was a managing partner with Kingsdale Capital International, a private equity and capital advisory firm that specialized in merchant banking, leveraged buyouts and corporate finance, since August 2006. From 2003 to 2009 Mr. Mitola served as Chairman of the Illinois Toll Highway Authority, one of the largest agencies in Illinois and one of the largest transportation agencies in North America with a $600 million annual operating budget and a $6.3 billion capital program, operating over 274 miles of roadway serving the Chicago metro region.

Most recently, Mr. Mitola was Chief Executive Officer and a director of Electric City Corp., a publicly-held company that specialized in energy efficiency systems, where he served from January 2000 to February 2006. Prior to his role at Electric City, Mr. Mitola was vice president and general manager of Exelon Thermal Technologies, a subsidiary of Exelon Corp. that designed and built alternative energy systems, from March 1997 to December 1999. Prior to serving as its general manager, Mr. Mitola served in various leadership roles at Exelon Thermal Technologies from January 1990 until his move to Electric City Corp. in January 2000. Mr. Mitola is also a member of the board of directors of another publicly-traded company, IDO Security Inc. He is a member of the American Society of Heating, Refrigerating and Air-Conditioning Engineers, and the Association of Energy Engineers. His community affiliations include membership in the Economic Club of Chicago, City Club of Chicago, Union League Club and the governing board of the Christopher House Board of Directors. He is also a member of the board of the Illinois Council Against Handgun Violence. Mr. Mitola received his B.S. degree in engineering from the University of Illinois at Urbana-Champaign and J.D. degree from DePaul University College of Law.

Mr. Mitola’s varied experience in energy-related businesses, his public company experience and the administrative skills he has acquired over his career make him particularly capable to lead the Company’s management team and serve as one of its directors.

Independent Directors

Mr. Hurley, Mr. Beck and Mr. Templeton serve on our Board of Directors as “independent directors” as defined under NASDAQ rules and by the regulations of the Securities Exchange Act of 1934.

Board Composition and Meetings of Board of Directors

The Board of Directors is currently composed of five members. All actions of the Board of Directors require the approval of a majority of the directors in attendance at a meeting at which a quorum is present. In 2014, our Board of Directors met in person one time and acted by written consent four times.

Board Committees

The Company has established an Audit Committee and has created a Compensation Committee and a Nominations and Governance Committee, in compliance with established corporate governance requirements.

Audit Committee. The Board of Directors of the Company established an Audit Committee on November 24, 2009. Mr. Beck serves as Audit Committee Chairman, and Mr. Hurley and Mr. Templeton serve as members of the Audit Committee. As a result, the Audit Committee is comprised of our "independent" directors as defined in NASDAQ Marketplace Rule 5605(a)(2). The Board of Directors of the Company adopted an Audit Committee Charter on April 8, 2010. The Audit Committee reviews the results and scope of the audit and the financial recommendations provided by our independent registered public accounting firm. Further, the Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.

The Company does not have a member of its audit committee who qualifies as a “financial expert” at this time. The Company believes that the relevant business experience of its current board of directors and audit committee members provides adequate oversight of accounting and financial reporting and internal controls. The Company expects, however, to consider the addition of an audit committee financial expert in the future as may be required by a national stock exchange.

Compensation Committee. The Board of Directors of the Company established a Compensation Committee on April 8, 2010. The Compensation Committee is comprised of our “independent” directors as defined in NASDAQ Marketplace Rule 5605(a)(2). Mr. Hurley serves as Chair of the Compensation Committee. The Compensation Committee reviews and approves our salary and benefit policies, including compensation of executive officers. Further, the Compensation Committee administers our Incentive Compensation Plan, and recommends and approves grants of stock options, restricted stock and other awards under that plan.

Nominations and Governance Committee. The Board of Directors of the Company established a Nominations and Governance Committee on April 8, 2010 meeting. The Nominations and Governance Committee is comprised of our “independent” directors as defined in NASDAQ Marketplace Rule 5605(a)(2). Mr. Templeton serves as Chair of the Nominations and Governance Committee. The Nominations and Governance Committee reviews the qualifications of prospective directors for consideration by the board of directors as management’s nominees for directors. The purpose of the Nominations and Governance Committee is to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The Nominations and Governance Committee’s duties also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

We will consider nominations for directors submitted by stockholders. Stockholder nominations for election to the board of directors must be made by written notification received by us not later than sixty days prior to the next annual meeting of stockholders. Such notification shall contain, at a minimum, the following information:

1.	The name and residential address of the proposed nominee and of each notifying stockholder;

2.	The principal occupation of the proposed nominee;

3.	A representation that the notifying stockholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

4.	The total number of our shares owned by the notifying stockholder;

5.

A description of all arrangements or understandings between the notifying stockholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying stockholder;

6.	Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and

7.	The consent of the nominee to serve as one of our directors, if elected.

The Nominations and Governance Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information.

The Nominations and Governance Committee has not established specific criteria or minimum qualifications that must be met by committee-nominated or shareholder-nominated nominees for director. Regardless of the source of a given nominee’s nomination, the Nominations and Governance Committee evaluates each nominee based solely upon his/her educational attainments, relevant experience and professional stature. The Nominations and Governance Committee primarily seeks nominations for director from institutional security holders, members of the investment banking community and current directors.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is indebted to us.

Family Relationships

There are no family relationships among our directors and executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

We have securities registered under Section 12 of the Exchange Act and, accordingly, our directors, officers and affiliates are required to file reports under Section 16(a) of the Exchange Act.

All of our officers and directors are current in the filing of their beneficial ownership reports pursuant to Section 16(a) of the Exchange Act.

Certain Relationships and Related Transactions

Juhl Energy provides management, administrative and accounting services to four wind farm operations in which Dan Juhl and immediate family members have less than 5% equity interests in each entity. The revenues earned by the Company in the years ended December 31, 2014 and 2013 was approximately $15,000 per year.

Our CEO, Dan Juhl, is the .1% minority interest member of the 10.2 MW Woodstock Hills wind farm, which the Company acquired a 99.9% membership interest.

Executive Compensation

The following table sets forth, for the most recent two fiscal years, all cash compensation paid, distributed or accrued, including salary and bonus amounts, for services rendered to us by our Principal Executive Officer and two other executive officers in such year who received or are entitled to receive remuneration in excess of $100,000 during the stated period and any individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer as at December 31, 2014:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary $	Bonus $	Stock Awards $	Option (Warrant) Awards[1] $		Non-Equity Incentive Plan Compen- sation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $		Totals $
Daniel J. Juhl Chairman of the Board	2014 2013	260,465 248,062	- -	- -	76,186 -	[2]	- -	- -	9,627 9,857	[3] [3]	346,278 257,919
John P. Mitola President	2014 2013	260,465 248,062	- -	- -	228,557 -	[4]	- -	- -	10,539 9,976	[3] [3]	499,561 258,038
John Brand Principal Financial Officer	2014 2013	198,450 189,000	- -	- -	228,557 -	[5]	- -	- -	10,851 9,950	[3] [3]	437,858 198,950

1The determination of the value of warrant awards is based upon the Black-Scholes Option pricing model, details and assumptions of which are set out in our financial statements included in this Annual Report. The amounts represent annual amortization of fair value of stock warrants granted to the named executive officers.

2Represents a grant of warrants on February 18, 2014, to purchase 500,000 shares of common stock, vesting quarterly over an 18-month period

3Represents Car Allowance and Health Savings Account contribution

4Represents a grant of warrants on February 18, 2014, to purchase 1,500,000 shares of common stock, vesting quarterly over an 18-month period; options to purchase an aggregate of 510,000 shares of common stock were simultaneously cancelled.

5Represents a grant of warrants on February 18, 2014, to purchase 1,500,000 shares of common stock, vesting quarterly over an 18-month period; options to purchase an aggregate of 250,000 shares of common stock were simultaneously cancelled.

The aggregate amount of benefits in each of the years indicated did not exceed the lesser of $50,000 or 10% of the compensation of any named officer.

Outstanding Equity Awards at Fiscal Year-End

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel J. Juhl	375,000	125,000	-	$0.21	02.18.24	-	-	-	-
John P. Mitola	1,125,000	375,000	-	$0.21	02.18.24	-	-	-	-
John J. Brand	1,125,000	375,000	-	$0.21	02.18.24	-	-	-	-

Compensation of Directors

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees on which they serve. Through 2013, we compensated directors through stock options granted under our 2008 Incentive Compensation Plan and an annual cash stipend. Effective March 19, 2014, we cancelled the options outstanding as of December 31, 2013 described below and issued warrants to directors for the purchase of common stock in lieu thereof pursuant to the terms of Warrant Agreements.

In July of 2008, Edward C. Hurley was appointed as a director of the Company. From his appointment through 2011, we granted Mr. Hurley stock options to purchase an aggregate of 20,000 shares of Company common stock. Such options were cancelled effective March 19, 2014, at which time warrants were granted to Mr. Hurley to purchase 100,000 shares of common stock exercisable according to the vesting schedule at $0.35 per share, the closing price of the stock on the grant date. Pursuant to the vesting schedule, 12,500 warrant shares were exercisable as of the grant date, and the warrants vest thereafter at the rate of 12,500 shares on the first day of each quarter thereafter until fully vested on October 1, 2015. The warrants expire on March 19, 2024. Mr. Hurley also receives cash compensation of $4,000 per quarter, $700 per quarter as Chair of the Compensation Committee and $500 for attendance at any Board committee meeting.

General Wesley K. Clark served as a director of the Company from 2009 until April 9, 2014, at which time he resigned as a director and assumed the position as Special Advisor to the Board. From his appointment through 2011, we granted General Clark stock options to purchase an aggregate of 520,000 shares of Company common. Such options were cancelled effective March 19, 2014, at which time warrants were granted to General Clark to purchase 520,000 shares of common stock exercisable according to the vesting schedule at $0.35 per share, the closing price of the stock on the grant date. Pursuant to the vesting schedule, 65,000 warrant shares were exercisable as of the grant date, and the warrants vest thereafter at the rate of 65,000 shares on the first day of each quarter thereafter until fully vested on October 1, 2015. The warrants expire on March 19, 2024. During his tenure as a director, General Clark also received cash compensation of $4,000 per quarter, $700 per quarter as Chair of the Nominations and Governance Committee and $500 for attendance at any Board committee meeting. There is no change to General Clark’s compensation in his position as Senior Advisor to the Board.

On November 24, 2009, James W. Beck was appointed as a director of the Company.  From his appointment through 2011, we granted Mr. Beck stock options to purchase an aggregate of 20,000 shares of Company common stock. Such options were cancelled effective March 19, 2014, at which time warrants were granted to Mr. Beck to purchase 100,000 shares of common stock exercisable according to the vesting schedule at $0.35 per share, the closing price of the stock on the grant date. Pursuant to the vesting schedule, 12,500 warrant shares were exercisable as of the grant date, and the warrants vest thereafter at the rate of 12,500 shares on the first day of each quarter thereafter until fully vested on October 1, 2015. The warrants expire on January 2, 2024.  Mr. Beck also receives cash compensation of $4,000 per quarter, $1,000 per quarter as Chair of the Audit Committee and $500 for attendance at any Board committee meeting.

On April 9, 2014, Chuck Templeton was appointed as a director of the Company. In connection with his appointment, we granted Mr. Templeton warrants to purchase 200,000 shares of Company common stock exercisable according to the vesting schedule at $0.40 per share, the closing price of the stock on the grant date. Pursuant to the vesting schedule, 25,000 warrant shares were exercisable as of the grant date, and the warrants vest thereafter at the rate of 25,000 shares on the first day of each quarter thereafter until fully vested on January 1, 2016. The warrants expire on April 9, 2024. Mr. Templeton also receives cash compensation of $16,000 per year and $500 for attendance at any Board committee meeting.

The table below summarizes the compensation that we paid to non-management directors for the fiscal year ended December 31, 2014.

Director Compensation

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards ($)	Option (Warrant) Awards[2] ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonqualified Deferred Compen-sation Earnings ($)	All Other Compensation ($)	Total ($)
Edward C. Hurley	20,800	-	24,307[3]	-	-	-	45,107
General Wesley Clark[4]	4,700	-	126,396[5]	-	-	-	131,096
James Beck	22,000		24,307[3]	-	-	-	46,307
Chuck Templeton[6]	12,148	-	68,162[7]	-	-	-	80,310

1Fees are earned but unpaid

2The determination of value of warrant awards is based upon the Black-Scholes Option pricing model, details and assumptions of which are set out in Note 15 in the financial statements included in this Annual Report. The amounts represent the incremental grant date fair value computed in accordance with FASB ASC 718, of stock warrants granted to the respective director giving effect to cancellation of all previous stock options that had been issued to such director.

3Represents warrants to purchase 100,000 shares of common stock exercisable at $0.35 per share vesting quarterly until fully vested on October 1, 2015. Options to purchase an aggregate of 20,000 shares of common stock were cancelled simultaneously with the grant of the warrants.

4General Clark served as a director until his resignation on April 9, 2014

5Represents warrants to purchase 520,000 shares of common stock exercisable at $0.35 per share vesting quarterly until fully vested on October 1, 2015. Options to purchase an aggregate of 520,000 shares of common stock were cancelled simultaneously with the grant of the warrants.

6Mr. Templeton was appointed as a director on April 9, 2015.

7Represents warrants to purchase 200,000 shares of common stock exercisable at $0.40 per share vesting quarterly until fully vested on October 1, 2015.

Employment Agreements

Daniel J. Juhl is employed under the terms of an Executive Employment Agreement dated January 1, 2012, as amended January 1, 2014 (the “Juhl Employment Agreement”). Under the Juhl Employment Agreement, we employ Mr. Juhl as Chief Executive Officer for a term ending on December 31, 2021. During the first year of the term, Mr. Juhl’s monthly salary was $19,687.50, and Mr. Juhl’s monthly salary is increased by five percent (5%) during each remaining year of the term. We are obligated to pay Mr. Juhl an annual performance bonus of a maximum of his annual salary upon reaching certain goals established by the Board of Directors. The performance bonus is conditioned upon (a) profitable operations of our company for the full year for which the bonus is to be paid and (b) minimum revenue growth during the year for which the bonus is to be paid as established by the Board of Directors. Mr. Juhl was granted warrants to purchase 500,000 shares of common stock of the Company, receives an automobile allowance of $750 per month, 20 days of paid annual vacation and other employee benefits provided to similarly-situated employees. Mr. Juhl is entitled to severance compensation in an amount equal to 90 days’ pay in the event he terminates his employment for good reason.

John M. Mitola is employed under the terms of an Executive Employment Agreement dated January 1, 2012, as amended January 1, 2014 (the “Mitola Employment Agreement”). Under the Mitola Employment Agreement, we employ Mr. Mitola as President for a term ending on December 31, 2021. During the first year of the term, Mr. Mitola’s monthly salary was $19,687.50, and Mr. Mitola’s monthly salary is increased by five percent (5%) during each remaining year of the term. We are obligated to pay Mr. Mitola an annual performance bonus of a maximum of his annual salary upon reaching certain goals established by the Board of Directors. The performance bonus is conditioned upon (a) profitable operations of our company for the full year for which the bonus is to be paid and (b) minimum revenue growth during the year for which the bonus is to be paid as established by the Board of Directors. Mr. Mitola was granted warrants to purchase 1,500,000 shares of common stock of the Company, receives an automobile allowance of $750 per month, 20 days of paid annual vacation and other employee benefits provided to similarly-situated employees. Mr. Mitola is entitled to severance compensation in an amount equal to 90 days’ pay in the event he terminates his employment for good reason.

John J. Brand is employed under the terms of an Executive Employment Agreement dated January 1, 2012, as amended January 1, 2014 (the “Brand Employment Agreement”). Under the Brand Employment Agreement, we will employ Mr. Brand as Chief Financial Officer for a term ending on December 31, 2021. During the first year of the term, Mr. Brand’s monthly salary was $15,000, and Mr. Brand’s monthly salary is increased in the range of three percent (3%) to five percent (5%) annually based on the judgment of the Board of Directors as recommended by the Compensation Committee based on the balance sheet health of the Company and other relevant factors. We are obligated to pay Mr. Brand an annual performance bonus of a maximum of his annual salary upon reaching certain goals established by the Board of Directors. Mr. Brand was granted warrants to purchase 1,500,000 shares of common stock of the Company, receives an automobile allowance of $750 per month, 20 days of paid annual vacation and other employee benefits provided to similarly-situated employees. Mr. Brand is entitled to severance compensation in an amount equal to 90 days’ pay in the event he terminates his employment for good reason.

Equity Compensation Plan Information

On June 16, 2008, we adopted the 2008 Incentive Compensation Plan, and on October 1, 2012 adopted the Amended and Restated 2008 Incentive Compensation Plan.

The following table provides information as of December 31, 2014, with respect to the shares of common stock that may be issued under our existing equity compensation plan.

Equity Compensation Plan Information

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	590,000	$1.39	3,660,000

Equity compensation plans not approved by security holders	6,307,500	$0.27	-

Total	6,897,500	$0.36	3,660,000

The material provisions of the Amended and Restated 2008 Incentive Compensation Plan approved by security holders are described herein.

The 6,307,500 options and warrants granted as of December 31, 2014 under equity compensation plans not approved by security holders include the following:

●	Warrants granted September 12, 2012 as compensation to a consultant to purchase 50,000 shares of common stock at $0.50 per share, which warrants expire September 12, 2015.
●

Warrants granted on February 18, 2014, to executive officers to purchase an aggregate of 3,500,000 shares of common stock at $0.21 per share, exercisable over an 18-month period, which warrants expire February 18, 2024. Previous option awards to executive officers to purchase an aggregate of 760,000 shares of common stock were cancelled in connection with these warrant grants.

●

Warrants granted on March 19, 2014, to three outside directors and two service providers to purchase an aggregate of 2,020,000 shares of common stock at $0.35 per share, exercisable over an 18-month period, which warrants expire March 19, 2014. Previous option awards to three outside directors to purchase an aggregate of 560,000 shares of common stock were cancelled in connection with these warrant grants.

●	Warrants granted on April 9, 2014, to an outside director to purchase 200,000 shares of common stock at $0.40 per share, exercisable over an 18-month period, which warrants expire April 9, 2024.
●

Warrants granted on August 6, 2014, to an underwriter to purchase 537,500 shares of common stock at $0.23 per share, which warrants expire July 31, 2019. These warrants were granted to the underwriter in conjunction with a public offering of the Company’s common stock.

Vote Required and Recommendation

The Class III Directors will be elected by a plurality of votes cast at the Meeting. Plurality voting means that the nominees in Class III who receive the highest number of votes cast in person or by proxy at the Meeting by holders of shares of the Company’s common stock entitled to vote thereon shall be elected as Class III Directors, irrespective of the number of votes received and even if the votes are less than a majority of the votes cast. The Board recommends that its stockholders vote “FOR” the nominees for Class III Director set forth above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR CLASS III DIRECTORS SET FORTH ABOVE.

STOCKHOLDER MATTERS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

The Charter of the Company’s Nominations Committee of the Board of Directors provides that stockholder nominations for election to the Board must be made by written notification received by the Nominations Committee not later than sixty days prior to the next annual meeting of stockholders. Such notification shall contain, at a minimum, the following information:

1.	The name and residential address of the proposed nominee and of each notifying stockholder;

2.	The principal occupation of the proposed nominee;

3.	A representation that the notifying stockholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

4.	The total number of our shares owned by the notifying stockholder;

5.

A description of all arrangements or understandings between the notifying stockholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying stockholder;

6.	Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and

7.	The consent of the nominee to serve as a director of the Company, if elected.

The Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information. Please provide notice via registered, certified, or express mail to Juhl Energy, Inc., 1502 17th Street SE, Pipestone, Minnesota 56164, ATTN: Corporate Secretary.

OTHER BUSINESS

The Board knows of no other business to be brought before the Meeting. If, however, any other business should properly come before the Meeting, the persons named in the accompanying proxy will vote proxies in their discretion as they may deem appropriate, unless they are directed by a proxy to do otherwise.

OTHER INFORMATION

The Company’s 2014 annual report on Form 10-K, excluding exhibits, will be mailed without charge to any stockholder entitled to vote at the Meeting, upon written request to John Brand, Chief Financial Officer, Juhl Energy, Inc., 1502 17th Street SE, Pipestone, Minnesota 56164.

Important Notice Regarding Availability of Proxy Materials

The Company’s proxy statement and the Company’s 2014 annual report on Form 10-K and the Company’s quarterly report on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, are also available for review at the Company’s website www.juhlenergy.com and at www.sec.gov. If want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy.

Please choose one of the following methods to make your request:

By Email: jb@juhlenergy.com

By Telephone: 507-562-4310

By Letter: to Mr. John Brand, Chief Financial Officer, as noted above

HOUSEHOLDING OF PROXY DOCUMENTS

Only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless those stockholders have notified us of their desire to receive multiple copies of the Proxy Statement.

Stockholders residing at the same address who currently receive only one copy of the Proxy Statement and who would like to receive an additional copy of the Proxy Statement for this Meeting or in the future may contact our Chief Financial Officer by phone at 507-777-4310 or by mail to the Chief Financial Officer, 1502 17th Street SE, Pipestone, Minnesota 56164.

By Order of the Board of Directors

/s/ Daniel J. Juhl

DANIEL J. JUHL, Chairman

Pipestone, Minnesota

October 21, 2015

2015 Annual Stockholder Meeting Proxy Card – Juhl Energy, Inc.

I/We, being holder(s) of Juhl Energy, Inc., hereby appoint Daniel J. Juhl, or failing him, John P. Mitola as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the stockholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of Stockholders of Juhl Energy, Inc. to be held at 100 S. Wacker Drive, Suite 1100, Chicago, Illinois 60606, on Tuesday, November 17, 2015, at 10:00 a.m. Local Time and at any adjournment or postponement thereof.

VOTING RECOMMENDATION IS INDICATED BY BOLD TEXT OVER THE BOX

1.Election of Directors

To elect the nominees specified below as Class III Director to serve until 2018:

                          Daniel J. Juhl

                          James W. Beck

        ______________________________________________________________________

To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the line above.

FOR all nominees listed (except as noted on the line at left) ☐	Withhold authority to vote for all ☐

2.In their discretion, with respect to each matter hereinbefore specified as to which choice has not been specified, or any amendments or variations to the matters hereinbefore specified, or on such further or other business as may properly come before the Meeting or any adjournments thereof.

Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management

Signature Print your name exactly as it appears on your certificate:	Number of Shares as of October 20, 2015: Certificate No. / / Date

If your current address is different from the address to which this proxy material was delivered, please update your address here:

(Street Address)

(City, State and Zip Code)